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                                                                    EXHIBIT 10.8

                       MANAGEMENT STOCK PURCHASE AGREEMENT


         This Management Stock Purchase Agreement (the "Agreement") is entered into as of December 15, 2000, by and between Liberty Group Publishing, Inc., a Delaware corporation (the "Company"), Green Equity Investors II, L.P., a Delaware limited partnership ("Green II"), Green Equity Investors III, L.P., a Delaware limited partnership ("Green III"), and Kevin O'Shea (hereinafter referred to as the "Management Investor"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stockholders Agreement referred to below.

         WHEREAS, Management Investor is a key employee of the Company or one of its subsidiaries and, accordingly, as an incentive to the Management Investor, the Company desires to issue and sell uncertificated shares of the Company's common stock, par value $0.01 per share (the "Common Stock") to the Management Investor as set forth herein; and

         WHEREAS, Management Investor desires to purchase such shares of Common Stock as set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purchase of Common Stock.

                  (a) The Company agrees to issue and sell to the Management Investor, and the Management Investor agrees to purchase from the Company, on the date hereof, 5,794 shares of Common Stock (the "Equity"), for a purchase price equal to $15.00 per share. The Equity shall be issued and sold to the Management Investor free and clear of all liens, other than restrictions and legends pursuant to federal or state securities laws, the Amended and Restated Management Subscription and Stockholders Agreement dated as of February 1, 2000, by and between Management Investor, the Company and Green II, as amended by that certain Master Amendment dated as of April 18, 2000 pursuant to which Green III became a party to such agreement (the "Stockholders Agreement") and the Pledge Agreement referred to below. For avoidance of doubt, the Equity shall be considered to be "Common Stock" for all purposes of the Stockholders Agreement. The Equity issued hereunder shall be uncertificated shares and shall be subject to all of the terms and restrictions contained in the Stockholders Agreement, including, without limitation: Section 3 (Transfer of Stock); Section 7 (Piggyback Registration Rights); Section 8 (Tag-Along Rights) and Section 9 (Drag-Along Sales), except that the provisions of Section 4 (Company "Call" Option) shall not apply to the Equity. Subject to the limitations set forth in
Section 2 of the Stockholders Agreement, the Management Investor shall be entitled, upon written request to the Company, to have a certificate issued to him or her representing the Equity issued hereunder.

                  (b) The Management Investor may pay 65% of the aggregate purchase price for the Equity by issuing to the Company a non-recourse promissory note in the form attached hereto as EXHIBIT A and the balance of the aggregate purchase price for the Equity by issuing to the Company a full recourse promissory note in the form attached hereto as EXHIBIT B
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(collectively, the "Equity Notes"). The percentage of the principal and accrued interest under the Equity Notes equal to the percentage of the Equity held by the Management Investor and sold in any Sales Event (as hereinafter defined) shall become due and payable upon the consummation of such Sale Event. The entire principal amount and accrued interest under the Equity Notes shall become due and payable on December 31, 2025. The Equity Notes shall be secured by a pledge of the Equity pursuant to the Pledge Agreement in the form attached hereto as EXHIBIT C. A "Sale Event" shall mean any sale of all or a portion of the Equity by the Management Investor.

                  (c) Any of Green II, Green III or the Company (or any combination of the foregoing, collectively the "Optionee") shall have the option to repurchase the Equity, at a price of $15.00 per share of Common Stock to be repurchased, if the aggregate internal rate of return ("IRR") realized by Green III on the Common Stock and the shares of Series B 10% Junior Redeemable Cumulative Preferred Stock of the Company, par value $0.01 per share ("Junior Preferred Stock") purchased by Green III pursuant to that certain Stock Purchase Agreement, dated as of April 18, 2000, between the Company and Green III (the "Green III Equity") does not equal or exceed twenty-five percent (25%) (the "IRR Threshold") under the circumstances described below (the "Investment Performance Repurchase Right").


                           (i) General. The Investment Performance Repurchase Right will be available to the Optionee (x) upon each occasion on which it disposes (including by way of a distribution to its partners) of a portion (or all) of the Common Stock included in the Green III Equity prior to the eighth anniversary of the date hereof and (y) with respect to any Equity for which the Investment Performance Repurchase Right has not terminated prior to the eighth anniversary of the date hereof, upon the eighth anniversary of the date hereof.

                           (ii) Valuation. Each time the Investment Performance Repurchase Right is available to the Optionee, all of the Green III Equity (Common Stock and Junior Preferred Stock) will be valued for purposes of determining whether the IRR Threshold has been achieved. In the case of an event described in clause (x), the shares disposed of by Green III will be valued at the price received by Green III in the disposition (or, in the case of a disposition to Green III's partners, at the price attributed to it in such distribution). If Junior Preferred Stock is not disposed of in the transaction, it will be valued at an amount equal to its liquidation preference plus accrued and unpaid dividends. In the event the Investment Performance Repurchase Right is exercised at the eighth anniversary instead of upon a disposition event, for purposes of calculating the IRR, the value of the Green III Equity shall be the same as the valuation most recently used by Green III pursuant to its governing documents.

                           (iii) Partial or Total Extinguishment of Investment Performance Repurchase Right. If and to the extent the IRR Threshold is achieved in the disposition, the Investment Performance Repurchase Right shall terminate as to the percentage of the Equity equal to the percentage of the Common Stock included in the Green III Equity sold in the disposition event, and if such IRR Threshold is not achieved, such percentage of the Equity will be subject to

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         repurchase. All of the Equity as to which the Investment Performance
         Repurchase Right has not theretofore terminated in accordance with this paragraph will remain subject to the Investment Performance Repurchase Right.

                           (iv) Time Repurchase Right. In the event that, prior to January 1, 2004, the Management Investor's employment with Liberty Group Operating, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Operating"), is terminated for any reason (including without limitation Voluntary Termination, Just Cause Dismissal, Involuntary Termination Without Cause or the retirement, death or Permanent Disability of the Management Investor), the Optionee shall have the option to repurchase the Equity at a price of $15.00 per share of Common Stock (the "Time Repurchase Right"). The Time Repurchase Right shall terminate with respect to one-third of the Equity on each of January 1, 2002 and January 1, 2003 and with respect to the balance of such Equity on January 1, 2004, so long as Management Investor is employed by Operating on such date, and with respect to all of the Equity on a Liquidity Event (as hereinafter defined), so long as the Management Investor is employed by Operating immediately prior to such Liquidity Event. The partial or complete extinguishment of the Time Repurchase Right will not affect the Investment Performance Repurchase Right, which will only expire as set forth above.

                  (d) The Optionee must exercise the Investment Performance Repurchase Right, if at all, by written notice to the Management Investor within thirty (30) days after a triggering event described above. To the extent not exercised within such thirty (30) day period, the Investment Performance Repurchase Right shall terminate with respect to such triggering event. The Optionee must exercise its Time Repurchase Right, if at all, by written notice to the Management Investor within thirty (30) days after the Management Investor's employment with Operating is terminated. To the extent not exercised within such thirty (30) day period, the Time Repurchase Right shall terminate.

                  (e) The Management Investor agrees that until the repurchase rights set forth above have expired or been exercised, he shall in no event dispose of the Equity subject to such repurchase rights without the prior written consent of the Company.

                  (f) For purposes of this Agreement, a "Liquidity Event" shall mean the earliest of (i) the consummation of a Change of Control, (ii) the consummation of an initial public offering in which gross proceeds to the Company equal or exceed $35,000,000 and (iii) the commencement of the public trading of the Company's Common Stock on any national securities exchange, including, but not limited to, the NASDAQ National Market System. A "Change of Control" shall be deemed to have occurred if at any time after the date hereof
(i) Operating sells or otherwise disposes of all or substantially all of its assets, except for a sale or disposition to Kenneth L. Serota ("Serota") or an entity controlled, directly or indirectly, by Serota or (ii) Green II no longer owns 50% or more of the voting shares of stock of the Company or the Company no longer owns, directly or indirectly, at least 95% of the voting securities of Operating, other than as a result of a public offering of the securities of the Company registered

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under the Securities Act of 1933, as amended (the "Act"), or an acquisition by
Serota or an entity controlled, directly or indirectly, by Serota.

         2. Management Investor Representations.

                  (a) Investment Risk. The Management Investor represents and acknowledges that (i) as a result of the Management Investor's (A) existing relationship with the Company and by virtue of being an executive of Operating, and (B) experience in financial matters, the Management Investor is properly able to evaluate the capital structure of the Company, the business of the Company and its subsidiaries and the risks inherent therein; (ii) the Management Investor has been given the opportunity to obtain any additional information or documents from and to ask questions, and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company; (iii) the Management Investor has been and will be, to the extent the Management Investor deems necessary, advised by legal counsel of the Management Investor's choice at Management Investor's expense in connection with this Agreement and the issuance and sale of the Equity hereunder, (iv) the purchase or issuance of the Equity hereunder will be consistent, in both nature and amount, with the Management Investor's overall investment program and financial condition, and the Management Investor's financial condition will be such that the Management Investor will be able to bear the economic risk of holding unregistered Common Stock for which there is no market and to suffer a complete loss of the Management Investor's investment therein and (v) the Management Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) under the Act. The Management Investor further acknowledges that investment in the Equity hereunder involves significant risks and that these risks include, without limitation, the fact that the Company has a leveraged financial structure.

                  (b) Purchase for Investment.

                           (i) The Management Investor represents and warrants that: (A) the Equity will be acquired for the Management Investor's own account for investment, without any present intention of selling or further distributing the same and the Management Investor will not have any reason to anticipate any change in the Management Investor's circumstances or any other particular occasion or event which would cause the Management Investor to sell any of the Equity and (B) the Management Investor is fully aware that in agreeing to sell or issue such Common Stock to the Management Investor the Company will be relying upon the truth and accuracy of these representations and warranties. The Management Investor agrees that the Management Investor will not sell or otherwise dispose of any of the Equity except in compliance with the Securities Act, the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to the Management Investor's action and the terms of this Agreement and the Stockholders Agreement.

                           (ii) Subject to the restrictions provided in the Stockholders Agreement, the Management Investor agrees that prior to making any disposition of any of the Equity acquired hereunder (other than a disposition to the Company, Green II or Green III), the Management Investor will give not less than 10 days' advance written notice to the

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         Company describing the manner of such proposed disposition. The
         Management Investor further agrees that the Management Investor will not effect such proposed disposition until either (A) the Management Investor has provided to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws or (B) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected.

                           (iii) The Management Investor acknowledges that no trading market for the Equity exists currently or is expected to exist at any time in the foreseeable future and that, as a result, the Management Investor may be unable to sell any of the Equity acquired hereunder for an indefinite period. Further, the Company has no obligation to register any of the Equity, except as expressly provided in Section 7 of the Stockholders Agreement.

                           (iv) The Management Investor acknowledges and agrees that nothing herein, including the opportunity to make an equity investment in the Company, shall be deemed to create any implication concerning the adequacy of the Management Investor's services to Operating or its subsidiaries or shall be construed as an agreement by the Company or its subsidiaries, express or implied, to employ the Management Investor or contract for the Management Investor's services, to restrict the right of Operating to discharge the Management Investor or cease contracting for the Management Investor's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Management Investor and the Company or its subsidiaries.

         3. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

                  (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Management Investor,
Attention: Kenneth L. Serota;

                  (b) if to the Management Investor, at the address of the Management Investor as it appears on the signature page to this Agreement or at such other place as the Management Investor shall have designated by notice as herein provided to the Company;

                  (c) if to Green II or Green III, at their principal executive offices at the time of the giving of such notice, or at such other place as Green II or Green III shall have designated by notice as herein provided to the Company.

         4. Specific Performance. Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and because damages to the Company and its subsidiaries will be difficult to ascertain and remedies at law to the Company and its subsidiaries

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will be inadequate and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

         5. Miscellaneous.

                  (a) This Agreement, and the Stockholders Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, Green II, Green III and the Management Investor.

                  (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Management Investor shall be valid and binding upon any and all persons or entities (other than the Company, Green II and Green III) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Equity acquired hereunder.

                  (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, Green II and Green III and their respective successors and assigns and the Management Investor and the Management Investor's heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Management Investor the right to transfer any of the Equity acquired hereunder except in accordance with this Agreement and the Stockholders Agreement and any transferee shall hold the Equity having only those rights and being subject to the restrictions provided for in this Agreement and the Stockholders Agreement.

                  (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  (e) Except as set forth in Section 4, arbitration shall be the exclusive remedy for resolving any dispute or controversy between the Company, Green II or Green III and the Management Investor under this Agreement. Such arbitration shall be conducted in accordance with the then most applicable rules of the American Arbitration Association. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list of seven arbitrators designated by the

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office of the American Arbitration Association having responsibility for the city in which the Management Investor last resided while employed by the Company or its subsidiaries, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorneys' fees.

                  (f) Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

                  (g) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  (h) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

                  (j) The Management Investor hereby irrevocably and unconditionally consents to the jurisdiction of any Delaware State court or federal court of the United States sitting in the State of Delaware in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Management Investor's address set forth in this Agreement.

                  (k) This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

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         IN WITNESS WHEREOF, the parties have executed this Management Stock
Purchase Agreement as of the first date written above.

                                LIBERTY GROUP PUBLISHING, INC.


                                By:           /s/  Kenneth L. Serota
                                    -------------------------------------------
                                Name:
                                      -----------------------------------------
                                Its:
                                     ------------------------------------------


                                GREEN EQUITY INVESTORS II, L.P.
                                By: Grand Avenue Capital Partners, L.P., its General Partner
                                By:  Grand Avenue Capital Corporation, its
                                     General Partner

                                By:          /s/  Peter J. Nolan
                                    -------------------------------------------
                                Name:
                                      -----------------------------------------


                                GREEN EQUITY INVESTORS III, L.P.
                                By:  GEI Capital III, LLC , its General Partner


                                By:          /s/  Peter J. Nolan
                                    -------------------------------------------
                                Name:
                                      -----------------------------------------


                                MANAGEMENT INVESTOR


                                By:          /s/  Kevin O'Shea
                                    -------------------------------------------
                                Name:
                                      -----------------------------------------
                                Address:
                                        ---------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------



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